THIS SURPLUS SECURITY ESCROW AGREEMENT
made as of this
20th day of March 2002

BETWEEN:

EVENTS INTERNATIONAL HOLDING CORPORATION
  corporation incorporated
under the federal laws of Canada
                                                                                                                                                                                           OF THE FIRST PART;

(the "Issuer")

-and-

EQUITY TRANSFER SERVICES INC.
a corporation incorporated
under the laws of the province of Ontario

(the "Escrow Agent")

                                                                     OF THE  SECOND PART;

- and -

THE PERSONS WHOSE NAMES ARE SET OTJT
IN THE FIRST COLUMN OF
SCHEDULE "A" ANNEXED HERETO

(collectively, the "Parties")

                                                                  OF  THE THIRD PART;

        WHEREAS  the Issuer is Tier 2 Issuer as defined in Policy 2.1 - Minimum Listing Requirements of the Canadian Venture Exchange Inc. (the "Exchange');

        AND WHEREAS the Security Holders are required to deposit in escrow with the Escrow Agent certain securities of the Issuer, to be held in accordance with Policy 5.4 - Escrow and Vendor Consideration (the "Exchange Policy") of the Exchange;

        AND WHEREAS the Escrow Agent has agreed to hold such securities in accordance with the terms of this Agreement;

        NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable oonsderation (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:

ARTICLE 1. INTERPRETATION

In this Agreement:

(a)	"Acknowledgement" means an acknowledgement and agreement to be bound in the form prescribed by Form 5E of the Exchange;

(b)
"Additional Securities" means securities (including a right to acquire securities) that a Security Holder acquires after the date upon which the Security Holder executes this Agreement or an Acknowledgement that are

(i)	securities of the Issuer acquired:

(A)	as a dividend or other, distribution on Securities;
(B)	upon the exercise of a right of purchase, conversion or exchange attaching to Securities; or
(C)	upon a subdivision or compulsory conversion or exchange of Securities; or

(ii)	New Securities of a Successor Issuer acquired by a Security Holder which are subject to escrow in accordance with this Agreement;;

(c)	"Combination" means a bona fide formal take-over bid, plan of arrangement, amalgamation, merger or similar t ansacdon;

(d)
"Exchange Notice" means, as applicable, the notice issued by the Exchange announcing an Initial Listing, the notice issued by the Exchan a announcing completion of a New Listing (other than an Initial Listing) and coning Exchange Acceptance or, in the case of securities which are escrowed other than in accordance with an Initial Listing or New Listing, the notice issued by the Exchange following final Exchange Acceptance of the transaction;

(e)	"Exchange Requirements" has the meaning set out in Policy 1.1 -- Interpretation of the Exchange;

(f)
"Issuer's Certificate" means a certificate signed by a duly authorized director or officer of the Issuer, such authorization being evidenced by a resolution of the board of directors attached to such certificate;

(g)
"New Securities" means Options (as defined in Policy 5.4) and equity securities of an issuer that carry a residual right to participate in the earnings of the issuer and, upon the liquidation or winding up of the issuer, is its assets, where such securities are issued to a Security Holder in connection with a Combination;

(h)	"Securities" means, in relation to a Security Holder, those securities of the Security Holder, including Additional Securities, that are held in escrow by the Escrow Agent pursuant to this erd;

(i)	"Security Holder" means a holder of securities of the Issuer who executes this Agreement or an Acknowledgement;

(j)	"Surplus Securities" has the meaning set out in the Exchange Policy;

(k)	"Successor Issuer', with respect to an Issuer, means an issuer that issues securities to a Security Holder in connection with a Combination involving the first Issuer, and

(l )	"Value Securities" has the meaning set out in the Exchange Policy.

ARTICLE  2. DEPOSIT OF SECURITIES IN ESCROW

2.1
Each Security Holder hereby deposits with the Escrow Agent, to be held in escrow under this Agreement, the Securities described in Schedule A, and agrees to deliver to the Escrow Agent forthwith any certificates evidencing such Securities.

2.2
Each Security Holder shall deposit in escrow with the Escrow Agent all Additional Securities and shall deliver to the Escrow Agent forthwith upon receipt thereof any certificates evidencing Additional Securities and any replacement certificates which may at any time be issued for any Securities held in escrow.

ARTICLE 3. DIRECTION TO ESCROW AGENT

 The Issuer and each Security Holder direct the Escrow Agent to retain the Securities in escrow and the Escrow Agent agrees to retain the Securities! in escrow until the Securities are released from escrow pursuant to the terms of this Agreement

ARTICLE 4. RESTRICTIONS ON DEALING WITH SECURITIES

4.1
Dealings with Securities in Escrow

Securities may only be dealt with as specifically allowed by this Agreement No Securities and no interest in control or direction over or certificate evidencing Securities shall directly or indirectly be Bold, assigned,'aasferred, redeemed, surrendered for consideration, mortgaged, hypothecated, charged, pledged, or encumbered or otherwise dealt with in any manner except as provided in this Agreement

4.2
Indirect Dealings with Securities in Escrow

Except with the prior written consent of the Exchange, a Security Holder that is not an individual shall not issue securities of its own issue or effect or permit a transfer of ownership of securities of its own issue that would have the effect of changing the beneficial ownership of, or control or direction over, Securities.

ARTICLE 5. VOTING OF SECURITIES IN ESCROW

Subject to any restrictions found is this Agreement, a Security Holder may exercise voting rights attaching to Securities. No Security Holder, while his, her or its Securities are held in escrow, shall vote any securities (whether in escrow or not) in support of one or more arrangements that would result in the repayment of capital being made on the Securities prior to a winding up of the Issuer.

ARTICLE 6. DIVIDENDS AND DISTRIBUTIONS ON SECURITIES IN ESCROW

6.1
Subject to any specific restrictions found in this Agreement, the escrow of Securities will not impair any right of a Security Folder to receive a dividend or other distribution on Securities or to elect the form and manner in which the dividend or other distribution on Securities is paid.

6.2
Subject to subsection 6.3, if. during the period in which any of the Securities are retained in escrow pursuant to this Agreement, any dividend or other distribution, other than one paid in securities of the Issuer, is received by the Escrow Agent in respect of Securities, the Escrow Agent shall forthwith transfer such dividend or distribution to the Security Holder entitled thereto.

6.3
Additional Securities distributed on Securities shall be subject to the same terms and conditions under this Agreement as the Securities on which the distribution was made. Additional Securities distributed on Securities, if received by the Escrow Agent, shall be retained in escrow. Additional Securities distributed on Securities, if received by the. Security Holder, shall be deposited in escrow in accordance with section 2_ All such Additional Securities shall be held in and released from escrow on the same terms and conditions as apply to the Securities on which the distribution was paid

ARTICLE 7. EXERCISE OF OTHER RIGHTS ATTACHING TO SECURITIES

Subject to any specific restrictions found in this Agreement, the escrow of Securities will not impair any right of a Security Holder to exercise a right attaching to a Security that entitles the Security Holder to purchase or otherwise acquire another security or to exchange or convert a Security into another security.

ARTICLE 8. PERMITTED TRANSFERS WITHIN ESCROW

8.1
Transfers to Directors and Senior Officers

Securities may be transferred within escrow by a Security Holder to an individual who is a current director or senior officer of the Issuer or of a material operating subsidiary of the Issuer, provided that:

(a)
the Security Holder provides written notice to the Exchange of the intent to transfer as at a specified date, such notice being provided at least 10 business days and not more than 30 business days prior to the proposed transfer and the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver tune) or 11:00 (Calgary time) on such specified date; and

(a)	the Escrow Agent fast receives:

(i)
as Issuer's Certificate stating that the transfer is to a director or senior officer of the Issuer or of a material operating subsidiary of the Issuer in accordance with the terms of this Agreement and the Exchange Policy,

(ii)	a transfer power of attorney, duly executed by the transferor, and

(iii)	an Acknowledgement signed by the transferee or an amended Agreement reflecting the transfer

8.2
Transfer Upon Bankruptcy

In the event of bankruptcy of a Security Holder, the Securities of the Security Holder may be transferred within escrow to the trustee in bankuptcy or other person legally entitled to such Securities, provided that:

(a)
the Security Holder provides written notice to the Exchange of the intent to transfer as at a specified date, such notice being provided at least 10 business days and not more than 30 business days prior to the proposed transfer and the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 am. (Vancouver time) or 11:00 am. (Calgary time) on such specified date; and

(b)	the Escrow Agent fast receives:

(i)	a certified copy of either:

(A)	the assignment in bankuptcy of the Security Holder filed with the Superintendent of Bankruptcy; or
(B)	the receiving order adjudging the Security Holder Bankruptcy;

(ii)	a certified copy of a certificate of appointment of the trustee in bankruptcy a transfer power of attorney, duly executed by the transferor; and

(iii)	an Acknowledgement signed by the trustee in bankruptcy or other person legally entitled to the Securities or an amended Agreement reflecting the transfer.

83
Transfer to Certain Plans

Securities may be transferred within escrow by a Security Holder to a registered retirement savings plan ("RRSP") or registered retirement income fund ("BRIE') or subsequently between RRSPS or from an RRSP to an RR1F, provided that:

(a)
the Security Holder provides written notice to the Exchange of the intent to transfer as at a specified date, such notice being provided at least 10 business days and not more than 30 business days prior to the proposed transfer and the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 sin. (Calgary time) on such specified date; and

(b)	the Escrow Agent first receives:

(i)
evidence from the trustee of the RRSP or RRIF, as applicable, stating that, to the best of the trustee's knowledge, the Security Holder is, during the Security Holder's litetlme, the sole beneficiary of the RRSP or RRIF;

(ii)	a transfer power of attorney, duly executed by the transferor; axed

(iii)	an Acknowledgement signed by the trustee of the RRSP or RRIF, as applicable, or an amended Agreement reflecting the transfer.

8.4	Discretionary Applications

The Exchange may consent to the transfer within escrow of Securities in such other circumstances and as such terms and conditions as it all determine in its sole discretion. Securities may be transferred within escrow provided that the Escrow Agent receives written notice from the Exchange.

8.5	Effect of Transfer Within Escrow

Upon completion of a transfer of Securities pursuant to this section 8, the transferee will be a Security Holder and the Securities transferred will remain in escrow, to be held in and released from escrow on the same terms and conditions as were applicable prior to the transfer,

ARTICLE 9. RELEASE OF SECURITIES AND SECURITIES CERTIFICATES

9.1	Release Schedule

Subject to sections 10, 1 I and 12, Securities will be released from escrow under this Agreement as set out in Schedule B.

9.2	Delivery of Certificates to Security Holder

If a Security Holder wishes to receive a certificate evidencing Securities released or to be released from escrow on a release date set out in Schedule B(1), B(2), B(3) or B(4), as applicable, the Security Holder will provide written to notice the scrow Agent to that effect. If the Escrow Agent receives notice from a Security Holder that the Security Holder wishes to receive certificates for released Securities, the Escrow Agent will, as soon as reasonably practicable after the applicable release date or after receipt by the Escrow Agent of the notice from the Security Holder, whichever is later, deliver to or at the direction of the Security Holder, certificates evidencing flee Securities released from escrow an the applicable release date.

9.3	Replacement Securities

Where a Security Holder has, in accordance with section 92, provided notice to the Escrow Agent that the Security polder wishes to receive a certificate evidencing Securities released or to be released from escrow, and 'whelre the relevant certificate held by the Escrow Agent evidences a combination of Securities released from escrow on the applicable release date and Securities that are to remain in escrow, the Escrow Agent, as soon as reasonably practicable after the applicable release date or after receipt by the Escrow Agent of the notice from the Security Holder, whichever is later, shall deliver such certificates to the Issuer or its transfer agent, together with a request that separate replacement certificates be prepared and delivered to the Escrow Agent. Where certificates evidencing Securities are delivered to the Issuer in accordance with the foregoing, the Issuer, as soon as reasonably ticable, shall cause separate replacement certif cafes to be prepared and delivered to the Escrow Agent. As soon as reasonably practicable after the receipt by the Escrow Agent of the replacement certificates, the Escrow Agent shall deliver, to or at the direction of the Security Holder, all replacement certificates evidencing Securities released from escrow on the applicable release date.

9.4	Exchange Discretion to Terminate

If the Escrow Agent receives a request from the Exchange to halt or terminate the release of Securities from escrow, then the Escrow Agent shall comply with thatrequest, and shall not release any Securities from escrow unless and until the written consent of the Exchange is received

9.5	Discretionary Applications

The Exchange may consent to the release from escrow of Securities in such other circumstances and on such terns and conditions as it shall determine in its sole discretion. Securities may be released from escrow provided that the Escrow Agent receives written notice from the Exchange.

ARTICLE 10- RELEASE UPON DEATH

Upon the death of a Security Holder, the Securities of that Security Holder shall be released from escrow and the Escrow Agent shall deliver all certificates evidencing such Securities to the legal LGesentative of the deceased Security Holder, provided that:

(a)
the legal representative of the deceased Security Holder provides written notice to the Exchange of the intent to release the Securities as at a specified date, such notice being provided at least 10 business days and not more than 30 business days prior to the proposed release and the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 a.m. (Vancouver time) or 11:00 am  (Calgary time) on such specified date; and

(b)	the escrow Agent Est receives:

(i)	a certified Copy of the death certificate; and

(ii)	such evidence of the legal representa'tive's status that the Escrow Agent may reasonably require..

ARTICLE 11 TAKE-OVER BID OR OTHER TRANSACTION

11.1 Deliveries to Escrow Agent

A Security Holder who wishes to tender Securities (the "Tendered Securities") to a bona fide famtal take-over bid, plan of arrangement, amalgamation, merger or similar transaction (a 'Transaction') shall deliver m the Escrow Agent;

(a)	a written direction signed by the Security Holder (a "Direction') that directs the Escrow Agent to deliver to a specked person (the "Depository") either.

(i)	certificates evidencing the Tendered Securities; or
(ii)
where the Security Holder has provided the Escrow Agent with a notice of guaranteed delivery or similar notice of the Security Holder's intent to tender flee Tendered Securities to the Transactio , that notice;

(b)	a letter oftrartsmittal or similar document

(c)	where required, transfer power of attorney duly executed by the transferor;

(d)	the written consent of the Exchange;

(e)	any other documentation required to be delivered to the Depository under the terms of the Transaction; and

(f)	such other information concerning or evidence of the Transaction that the Escrow Agent may reasonably require.

11.2 Deliveries to Depository

Forthwith after its receipt of the information and documentation specified in subsection 11.1, the Escrow Agent shall deliver to the Depository, in accordance with the Direction, the documentation specified or provided under clause 11.1(a), together with a letter addressed to fhe Depository that:

(a)	identifies the Tendered Securities;

(b)	states that the Tendered Securities are held is escrow;

(c)	states that the Tendered Securities are delivered only for the purposes of the Transaction and that the Tendered Secuocidee will be released from escrow only upon receipt by the Escrow Agent 'of the information acid documentation described in subsection 11.3;

(d)	where certificates far Securities have been delivered to the Depository, requires the Depository tv return to the Escrow Agent, as soon ,as practicable, the certificates evidencing Securities that are not releasable from escrow as described in clause (c) above; and

(e)	where applicable, requires the Depository to deliver or cause to be delivered to the Escrow Agent, as soon as practicable, certificates representing Additional Securities acquired by the Security Holder under the Transaction.

11.3 Release of Securities

Tendered Securities shall be released from escrow under this section provided that:

(a)
the Issuer or Security Holder provides written notice to the Exchange of the intent to release than Tendered $counties as at a specified date, such no'tiee being provided at least 10 business days and not more than 30 business days prior to the proposed release and the Exchange does not provide notice of its objection to the Escrow Agent prior to 10:00 am. (Vancouver time) or 11:00 am. (Calgary time) on such specified date;

(b)	the Escrow Agent first receives a declaration signed by the Depository or, if the Direction iderstifies t e Depository as acting on behalf of another person in respect of the Transaction, by that other person, stating that:

(i)	the terms and conditions of the Transaction have been met; and
(ii)	the Tendered Securities have either been taken up and paid for or are subject to an unconditional obligation to be taken up and paid for under the Transaction.

11.4 Exchange of Securities

The Escrow At shall hold any Additional Securities acquired by a Security Holder under a Transaction in escrow on the same terms and conditions as applied to the Securities for which they were exchanged or substituted, or for which they constituted consideration-

ARTICLE 12. EARLY RELEASE / CONDITIONS OF RELEASE

The provisions of Schedule "B" are incorporated into and form part of this Agreement.

ARTICLE 13. ESCROW AGENT HAS NO RESPONSIBILITY AFTER RELEASE

The Escrow Agent shall have no further respor sibility for Securities tE~at have been delivered to or at the direction of the Security Holder in accordance with the terms of this Agreement.

ARTICLE 14. RELEASE UNDER TAKING NOT TO SUE, AND INDEMNITY

14.1 In this section,

(a)	"Act or O~issiop" meats any good-faith act of ,omission that is in any way connected with this Agreement, and includes;

(i)	the performance, and non performance, of duties under this Agreement;

(ii)	the exercise of discretion, and. failure to exercise discretion, in connection this Agreement;

(iii)	the interpretation of this Agreement, or of any law, policy (including the Exchange Policy), rule regulation or order, and

(iv)	the enforcement of and failure to enforce, this Agreement.

(b)	'Escrow Agent includes the directors, officers, employees, assigns and insurers of the Esrcow Agent, and

(c)	"Exchange" includes the directors, governors, officers, employees, assigns and insurers of the Exchange.

14.2   The Security Holders and the Issuer, jointly and severally:

(a)
release, indernnify and save harmless the Escrow Agent from all costs (including legal costs), charges, claims, demands, damages, losses and expanses incurred by the Escrow Agent resulting from the Escrow Agent's performance, in good faith, of its duties under this Agreement;,

(c)	agree not to make or bring a claim or demand, or commence any action, against the Escrow Agent in respect of its performance in good faith of its duties under this Agreement; and

(a)
agree to indemnify and save harmless the Escrow Agent from all costs (including legal costs) and damages that the Escrow Agent incurs or is required by law to pay as a result of any person's claim, demands or action in connection with the Escrow

14.3  Agent's good faith performance of the Escrow Agent's duties under this Agreement.

The Security Holders and the Issuer, jointly and severally:

(a)	release, indemnify and save harmless the charges from all costs including legal costs), charges, claims, demands, damages, losses and expenses incurred by the Exchange;

(b)	agree not to make or bring a claim ar demand, or commence any action, against the Exchange; and

(c)
agree to indemnify and save harmless the Exchange from all costs (inciuc ing legal costs) and damages that the Exchange incurs or is required by law to pay as a.result of any person's claim, demmand, oa action, arising from any and every Act or Omission committed or omitted by the Exchange, even if said Act or Omission was grossly negligent, or constituted a fundamental breach of the terms of this Ag cement or any other agreement

ARTICLE 15. RESPONSIBILITY FOR FURNISHING INFORMATION

The Escrow Agent shall bear no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of, any information or document that must be received by the Escrow Agent as a condition under this Agreement to a release of Securities from escrow or a transfer of Securities within escrow. The Exchange shall bear no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of, any information or document that must be or is received by the Exchange as a condition under this Agreement or any Exchange Requirement to a release of Securities from escrow or a transfer of Securities within escrow.

ARTICLE 16. RESIGNATION OR TERMINATION OF ESCROW AGENT

16.1 The Escrow Agent may resign by providing written notice of resignation to the hewer.

16.2   The Issuer may terminate the services of the Escrow Agent under this Agreement by providing written notice of t inatiion to the Parties.

16.3   The resignation or termination of the escrow Agent shall be effective, and the Escrow Agent shall cease to be bound by this Agreement:

(a)	60 days after the date of receipt by the Escrow Agent or Issuer, as applicable, of a notice referred to in subsections 162 or 16.3; or

(b)
upon such date as maybe mmutually agreed to by the Escrow Agent and the Ensues, provided that the resignation or tenetion date must not be less than 10 business days before a release date set forth in subsection 9.1.

16.4   If the Escrow Agent resigns or is terminated, the Issuer shall be responsible for ensuring that the Escrow Agent is replaced not later than the resignation or temination data.

16.5   The Issuer's appointment of a replacement escrow agent shall be binding on the Issuer and the Security Holders.

ARTICLE 17. NOTICES

17.1   Documents delivered to a Party's Address for Notice shall be considered to have been received;

(a)	on the next business day following the date of transmission, if delivered by telecopicr,

(b)	on the date of physical delivery, if delivered by hand or by prepaid courier; or

(c)	five business days after the date of mailing, if delivered by mall.

17.2 The Address for Notice

(a)	of the Escrow Agent is:

120 Adelaide Street West, Suite 420 Toronto, Ontario M5H3C3 Tel.: 416361.0930 Fax: 416.361.0470

Attention: Peter Lindemann

(b)	of the Issuer is:

759 Syiare Victoria,, Suite 300
Montreal, Quebec H2Y 2J7
Tel.: 514.286.0855 Fax: 514288.0588

Attention: Albert Barbusci

(c)	of a Security Holder is the applicable Address for Notice noted in Schedule "A".

17.3 The Issuer and the Escrow Agent may change their respective Addresses for Notice by delivering written notice tv all other Parties of such change.

17.4 A Security Holder may change his or her Address for Notice, and Schedule A shall be deemed to have been amended accordingly, by delivering written notice of such change to tine Issuer and to the Escrow Agent.

17.5 A change in a Peerty's Address for Notice shall not be effective with respect to another Party until that other Party has received written notice of the Change.

17.6 A Party shall not effect a delivery by mail if the Party is aware of an actual or impending disnrption of postal service.

ARTICLE 18.  ENFORCEMENT BY THIRTD PARTIES

The Issuer enters this Agreement both on its own behalf and as trustee for the Exchange and the security holders of the Issuer, and this Agreement may be enforced by either the Exchange, or the security holders of the Issuer, or both.

ARTICLE  19.   TIME

Time is of the essence of this Agreement.

ARTICLE 20. GOVERNING LAW

This Agreement shall be construed in accordance with and governed by the laws of the Province of Alberta and the laws of Canada applicable therein.

ARTICLE 21. COUNTERPARTS

This Agreement may be executed by facse and in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one agreement.

ARTICLE 22. LANGUAGE

Singular expressions used in this Agreement shall be deemed to include the plural, and plural expressions the singular where required by the context.

ARTICLE 23. ENUREMENT

This Agreement will enure to the benefit of .and be binding upon the Parties and their heirs, executors, administrators, successors and permitted assigns.

ARTICLE 24. ISSUER'S CERTIFICATE

The signing authority of the director or officer of the Issuer who 'signs an Issuer's Certificate shall be evidenced by a certified copy of a resolution of the board of directors of the Issuer, which resolution shall be attached to the Issuer's Certificate,

ARTICLE 25. ENTIRE AGREEMNT

This Agreement, including the Schedules attached hereto, constitute the entire understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties and there are no warrant es, representations or other agreements between the parties in connection with this Agreement, except as specifically set forth herein.

ARTICLE 26. TERMINATION, AMENDMENT, AND WAIVER OF AGREEMENT

26.1 Subject to subsection 26.3, this Agrdent shall only terminate

(a)	with respect to all the Parties,

(i)	as specifically provided in thus Agreement;

(ii)	subject to subsection 262, upon the agreement of all Parties; or

(iii)	when the Securities of all Security Holders have been released from escrow pursuant to this Agreement; and

(b)	with respect to a Party,

(i)	as specifically provided in this Agreement; or

(ii)	if the Party is a Security Holder, when all of the Security Holder's Securities have been released from escrow pursuant this Agreement,

26.2   An agreement to terminate this Agreement pursuant to subclause 26.1(a)ii) shall not be effective unless and. until the a ment to terminate

(a)	is evidenced by a memorandum in writing signed by all Parties; has beets approved in writing by the Exchange; and.

(b)	has been approved by a majority of security holders of the Issuer who are not Security Holders.

(c)	has been approved by a majority of security haldars of the Issuer who are not Securty Holders.

26.3  Notwithstanding any other provision in this Agreement, the obligations set forth in section 14 shall survive the termination of this Agreement.

26.4   No amendment or waiver of this Agreement or any part of this Agreement shall be effective unless the amendment or waiver.

(a)	is evidenced by a memorandum in writing signed by all Parries;

(b)	has bees consented to in writing by the Exchange, and

(c)	has been approved by a majority of security holders of the Issuer who are not Security Holders.

26.5 No waiver of any of the provisions of this Agreement shall be deemed or sha11 constitute a waiver of any other provision (whether similar or not), nor 'shall any waiver constitute a continuing waiver, unless expressly provided

ARTICLE 27. SEVERANCE OF ILLEGAL PROVISION

Any provision or part of a provision of this Agreement determined by a court of competent jurisdiction to be invalid, illegal or unenforceable shall be deemed stricken to the extent necessary to eliminate any invalidity, illegality or unenforceability, and the rest of the Agreement and all other provisions and parts thereof shall remain in Ml force and effect and be binding upon the parties hereto as though the said illegal and/or unenforceable provision or part thereof had never been included is this Agreement.

ARTICLE 28. FURTHER ASSURANCES

The Parties will execute and deliver any further documents and perform any further acts necessary to carry out the intent of this Agreement.

ARTICLE 29. REMUNERATION OF ESCROW AGENT

29.1 The Issuer shall pay the Escrow Agent reasonable remuneration for services provided by the Escrow Agent under this Agreement.

29.2  The Issues shall reimburse the Escrow Agent for reasonable disbursements incurred by the Escrow Agent in providing sees under this Agreement.

THE PARRTIES HAVE EXECUTED AND DELIVERED this Agreement as of the date set out above.

The Carporate/Common Seal of was affixed in the presence of: Name:	) ) ) )	Equity Transfer Services Inc. Name: Tite:

The Corporate Seal of Events International Holding Corporation was affixed in the presence of: Name:	) ) ) ) )	Events International Holding Corporation Name: Edward Polak Title: President

The Corporate Seal of Cadence Holdings Inc. was affixed in the presence of Name:	) ) ) ) ) )	Cadence Roldiags Inc. Nathe: Albert Barbvsci Title: President

The Corporate Seal of 607656 Ontario Inc was affixed in the presence of Name:	) ) ) ) )	607656 Ontario Inc. Name: Dieter Jahnke Title: President

This Agreement was signed by Dieter Sui in the presence of Name:	) ) ) ) ) )	Sui & Company, In Trust Name: Erwin Sui

This Agreement was signed by Dieter Jahnke in the presence of: Name:	) ) ) ) ) )	Name: Dieter Jahnke

This Agreement was signed by Edward Polak m the presence of Name: Name:	) ) ) ) ) )	Dieter Jahnke

SCHEDULE"A"

Name & Address of Security Holder	Signature of Security Holder	Number of Surplus Securities

Cadence Holdings Inc. 759 Square Victoria, Suite 300, Mentreal, Quebec H2Y 237		10,950,000

Edward Polak 593 Maple Avenue St-Lata eat, Quebec 34P 2S6		6,225,000

607656 Ontario Inc. 990 Well ngton Street London, Ontario N6A 3T2		2,400,000

Dieter raluiiae 990 Wellington Street London, Ontario N6A 3T2		1,200,000

Sui & Company, Tn. Trust 6 Adelaide Street E., Suite 300 Toronto, Ontario M5C 1H6		3,000,000

SCREDULE "B"

RELEASE OF SECS

TIME RELEASE

Release Dates	Percentage of Total Escrowed Securities to be Released	Total Number of Escrowed Coremon Shares to be Released -
Date of Listing	0%	0
6 months following Listing	5%	1,188,750
12 months following Listing	5%	1,188,750
18 months following Listing	5%	1,188,750
24 months following Listing	5%	1,188,750
30 months following Listing	10%	2377,500
36 months following Listing	10%	2,377,500
42 months following Listing	10%®	2,377,500
48 months following Listing	10%	2,377,500
54 months following Lasting	10%	2,377,500
60 months following Listing	10%	2,377,500
66 months following Listing	10%	2,377,500
72 months following Listing	10%	2,377,500
TOTAL	100%	23,775,000

EARLY RELEASE
GRADUATION TO TIER 1
If thc~Issu cr reasonably believes that it meets the Minimum Listing Requirements of a Tier 1 Issuer as described in Policy 2.1-Minimum Listing Requirements, the Issuer may make application to the Exchange in accordance with Exchange Policy to be listed as a Tier 1 Issuer and shall concurrently provide notice to the Escrow Agent of such application.

If a Notice is issued by the Exchange con rr ning final acceptance for fisting of the Issuer on Tier 1, the Issuer shall forthwith issue a news release disclosing t1 it has been accepfed for graduation to Tier 1, disclosing the number of Securities to be released, the dates: of release and shall promptly provide such news release, together with a copy of the Exchange Notice to the Escrow Agent and the foregoing Schedule shall be deemed to be replaced with CDNX Schedule B(3).

In the event the CDNX Schedule B(3) becomes effective, the Escrow Agent within 10 days of the issuance of a Notice by the Exchange confirming final acceptance for listing on Tier 1, shall release from escrow any Securities which pursuant to the CDNX Schedule B(3) would have been releasable at a date prior to the Notice of the Exchange confirming final acceptance for listing on Tier 1.

Conditions ofReleaSe

1.
The Securities were issued by the Issuer to the Security Holders in consideration for the acquisition by the Issuer of all of the issued and outstanding shares of Events lntemational Holding Corporation the "Assets").

2.
The Escrow Agent shall not release Securities from escrow on a release date specified in this Schedule' B" unless the Escrow Agent has received, within the 15 days prior to the release date, a certafccate from the Issuer that;

(a)	is signed by two directors or officers of the Tssuer;

(b)	is dated not more than 30 days prior to the release dale;

(c)	states that the Assets were included a's assets on thebalanoe sheet of the Issuer in the most recent financial statements filed by the Issuer with the Exchange; and

(d)
states that the Issuer has no reasonable lnowledge that the Assets will not be included w assets on the balance sheet of the Issuer in the next financial statements to be filed by the Issuer with the Exchange.

3.
It at any two during the term of this Agreement, the Escrow Agent is prohibited from releasing Securities on a release date specified in this Schedule "B" by operation of section 2 of this Schedule "B", then the Escrow Agent shall not release any further Securities from escrow without the written consent of the Exchange.

4.	If, by operation of this Schedule "B", the Escrow Agent does not release Securities from escrow ter a period of five years, then:

(a)	the Escrow Agent shall deliver a notice to the Issuer, and shall include with the • notice any certificates possessed by the Escrow Agent which evidence the Securities; and:

(b)	the Issuer and the Escrow AgImt shall take such action as is necessary to cancel the Severities,

5.
 For the purposes of cancellation of Securities under this section, each Security Holder irrevocably appoints the Escrow Agent as his or her attorney, with authority to appoint substitute attorneys, as necessary,